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                                                                  EXHIBIT 11.1

                    STB SYSTEMS, INC. AND SUBSIDIARIES
       COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

              FOR THE YEARS ENDED OCTOBER 31, 1996 AND 1995
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            (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                       1996        1995
                                                    ----------------------
                                                                 PRO FORMA

Net income (loss)                                   $   6,077    $   1,998

Pro forma adjustment to general and
  administrative expenses                                              220
Pro forma adjustment to reflect interest on
  Founding Shareholder Notes                                           (52)
Pro forma adjustment to reflect federal
  income taxes                                                        (483)
                                                    ----------------------
Net income (loss), as adjusted                      $   6,077    $   1,683
                                                    ----------------------
                                                    ----------------------


PRIMARY:
Weighted average number of shares outstanding       4,502,692    3,672,161
Additional weighted average shares to reflect
  pro forma adjustment for distribution of
  S Corp earnings                                                   74,234

Additional weighted average shares from
  assumed exercise of dilutive stock options,
  net of shares assumed to be repurchased with
  exercise proceeds                                    44,064            -

                                                    ----------------------
Net income (loss) per share                         $    1.34    $    0.45
                                                    ----------------------
                                                    ----------------------

FULLY DILUTIVE
Weighted average number of shares outstanding       4,502,692    3,672,161

Additional weighted average shares to reflect
  pro forma adjustment for distribution of
  S Corp earnings                                                   74,234

Additional weighted average shares from assumed
  exercise of dilutive stock options, net of
  shares assumed to be repurchased with
  exercise proceeds                                   202,921            -

                                                    ----------------------
Net income (loss) per share                         $    1.29    $    0.45
                                                    ----------------------
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